SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO.)

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:

[ ]   Preliminary Proxy Statement

[X]   Definitive proxy Statement

[ ]   Definitive Additional Materials

[ ]   Soliciting Material pursuant to sec.240.14a-11(c) or sec.240.14a-12

[ ] Confidential, for Use of the commission only (as permitted by Rule 14a-6(e)(2))

                           VERMONT PURE HOLDINGS, LTD.
                (Name of Registrant as Specified In Its Charter)

                                 NAME OF COMPANY
                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILLING FEE (CHECK THE APPROPRIATE BOX):

[X]   No fee required.

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1)    Title of each class of securities to which transaction applies:

      2)    Aggregate number of securities to which transaction applies :

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      4)    Proposed maximum aggregate value of transaction:

      5)    Total fee paid:

[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)    Amount Previously Paid:

      2)    Form, Schedule or Registration Statement No.:

      3)    Filing Party:

      4)    Date Filed:

--------------------------------------------------------------------------------

                           VERMONT PURE HOLDINGS, LTD.
                                  P.O. BOX 536
                                 45 KRUPP DRIVE
                            WILLISTON, VERMONT 05495

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD APRIL 13, 2005

      The Annual Meeting of Stockholders of Vermont Pure Holdings, Ltd. will be held at the offices of Foley Hoag LLP, 155 Seaport Boulevard, 16th Floor, Boston, Massachusetts 02210 on Tuesday, April 13, 2005, at 1:00 p.m. local time, for the following purposes:

      1. to elect eleven directors to hold office until the Annual Meeting of Stockholders in 2006 and until their respective successors have been duly elected and qualified; and

      2. to transact such other business as may properly come before the meeting and any adjournment(s) of the meeting.

      The record date for the Annual Meeting is February 18, 2005. Only stockholders of record at the close of business on February 18, 2005 will be entitled to notice of, and to vote at, the meeting and any adjournments thereof.

      PLEASE READ THE ATTACHED PROXY STATEMENT, WHICH CONTAINS INFORMATION ABOUT THE ACTIONS TO BE TAKEN AT THE MEETING. IN ORDER TO ASSURE THE PRESENCE OF A QUORUM, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE SIGN AND DATE THE ACCOMPANYING PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE. YOU MAY REVOKE YOUR PROXY IF YOU SO DESIRE AT ANY TIME BEFORE IT IS VOTED.

                                        By Order of the Board of Directors

                                        Bruce S. MacDonald
                                        Secretary

Williston, Vermont
March 9, 2005

                           VERMONT PURE HOLDINGS, LTD.

                                 PROXY STATEMENT

                               GENERAL INFORMATION

      We are providing you with this Proxy Statement and the enclosed form of proxy in connection with solicitation of proxies by the Board of Directors, or the Board, of Vermont Pure Holdings, Ltd. to be used at our Annual Meeting of Stockholders to be held on April 13, 2005, and any adjournment or adjournments of the meeting. The matters to be considered at the Annual Meeting are set forth in the Notice of Meeting.

      Our executive offices are located at 45 Krupp Drive, Williston, Vermont 05495 and our telephone number is 802-860-1126. We are sending this Proxy Statement and the enclosed form of proxy to stockholders on or about March 9, 2005.

RECORD DATE AND OUTSTANDING SHARES

      The Board has fixed the close of business on February 18, 2005 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. Only stockholders of record at the close of business on that date will be entitled to vote at the Annual Meeting or any and all adjournments of the meeting. As of the record date, we had issued and outstanding 21,549,826 shares of Common Stock, par value $.001. Each of our stockholders will be entitled to one vote for each share of Common Stock held of record by that stockholder.

SOLICITATION AND REVOCATION

      Proxies in the form enclosed are solicited by and on behalf of the Board. The persons named in the proxy have been designated as proxies by the Board. Any proxy given in response to this solicitation and received in time for the Annual Meeting will be voted as specified in the proxy. If no instructions are given, proxies will be voted

      "FOR" the election of the nominees listed below under "Election of Directors,"

and in the discretion of the proxies named on the proxy card with respect to any other matters properly brought before the meeting and any adjournments of the meeting. If any other matters are properly presented at the Annual Meeting for action, the persons named in the proxy will vote the proxies in accordance with their best judgment. Any proxy given in response to this solicitation may be revoked by the stockholder at any time before it is exercised by written notification delivered to our Secretary, by voting in person at the Annual Meeting, or by delivering another proxy bearing a later date. Attendance by a stockholder at the Annual Meeting does not alone serve to revoke his or her proxy.

QUORUM

      The presence, in person or by proxy, of a majority of the shares of Common Stock issued and outstanding and entitled to vote at the Annual Meeting will constitute a quorum at the Annual Meeting. A proxy submitted by a stockholder may indicate that all or a portion of the shares represented by such proxy are not being voted with respect to a particular matter. The shares subject to a proxy which are not being voted on a particular matter will not be considered shares entitled to vote on such matter. These shares, however, may be considered present and entitled to vote on other matters and will count for purposes of determining the presence of a quorum.

VOTING

      If a quorum is present at the Annual Meeting, the persons nominated for election as directors will be elected by a plurality of the shares of Common Stock voted at the Annual Meeting. "Plurality" means that the nominees who receive the highest number of votes will be elected as the directors for the ensuing year.

      We know of no other matter to be presented at the Annual Meeting. If any other matter should be presented at the Annual Meeting upon which a vote properly may be taken, shares represented by all proxies we receive will be voted on that matter in accordance with the best judgment of the persons named in the proxies.

                       PROPOSAL 1 -- ELECTION OF DIRECTORS

      Pursuant to the rules of the American Stock Exchange (AMEX), the six independent directors of our Board have nominated all eleven current directors to serve as candidates for election as director, to serve until the next annual meeting of stockholders and until their respective successors have been elected and qualified. For more information about our nominations procedures and other corporate governance matters, see the section entitled, "Corporate Governance" in this Proxy Statement. In case any of these nominees should become unavailable for election to the Board, an event which is not anticipated, the persons named as proxies, or their substitutes, will have full discretion and authority to vote or refrain from voting for any other nominee in accordance with their judgment.

      Unless otherwise specified in the form of proxy, the proxies solicited by the management will be voted "FOR" the election of the eleven candidates.

                        DIRECTORS AND EXECUTIVE OFFICERS

      The following table sets forth certain information concerning each of our directors continuing in office and each of our current executive officers. Henry
E. Baker is the father of Peter K. Baker and John B. Baker.

NAME                                         AGE      POSITION
----                                         ---      --------
David R. Preston........................     64       Chairman of the Board
Henry E. Baker..........................     72       Director, Chairman Emeritus
John B. Baker...........................     50       Executive Vice President and Director
Peter K. Baker..........................     45       President and Director
Phillip Davidowitz......................     73       Director
Timothy G. Fallon.......................     51       Chief Executive Officer and Director
Robert C. Getchell......................     56       Director
Carol R. Lintz..........................     52       Director
Ross S. Rapaport........................     62       Director
Norman E. Rickard.......................     68       Director
Beat Schlagenhauf.......................     53       Director
Bruce S. MacDonald......................     46       Chief Financial Officer, Treasurer, and Secretary

      The business experience during at least the last five years of each of these individuals is as follows:

      David R. Preston has been a director since October 1995. He has been chairman of our board of directors since April 2004. He has also chaired our compensation committee since 1996, been a member of our audit committee since 1995 and a member of our executive committee since 1996. From 1990 to July 1995, Mr. Preston was a division president at Kayser-Roth Corporation, a sock and hosiery manufacturer, located in Greensboro, North Carolina. He was also a senior associate with Renaissance Management Group LLC, a management consulting firm, and a division president and corporate officer of the Gillette Company.

      Henry E. Baker became a director and our chairman emeritus in October 2000 in conjunction with our business combination with Crystal Rock Spring Water Company. Prior to the business combination, he was employed at Crystal Rock from 1947 to October 2000. He was appointed president of Crystal Rock and became chairman of its board of directors in 1965. Mr. Baker served on the International Bottled Water Association, or IBWA, board of directors for two decades. He was inducted into the Beverage World Bottled Water Hall of Fame in 1990.

      John B. Baker became our executive vice president in October 2000, in conjunction with our business combination with Crystal Rock. He was employed at Crystal Rock from 1975 to October 2000. He was appointed co-president of Crystal Rock in 1993.

      Peter K. Baker became a director and our president in October 2000 in conjunction with our business combination with Crystal Rock. He has been a member of our executive committee since 2000. Prior to that, he was employed at Crystal Rock from 1977 to October 2000 and was appointed its co-president in 1993. After serving on the board of directors of the IBWA, Peter served as its chairman during the 1998-1999 term.

      Phillip Davidowitz has been a director since June 1998. Mr. Davidowitz, who is retired, was president of TSC Clearing Services, Inc. from 1980 to 2001 and a member of the New York Stock Exchange and vice chairman of Transatlantic Securities Company from 1988 to 2001. TSC Clearing Services was a wholly-owned subsidiary of Transatlantic Securities Company.

Transatlantic Securities Company was a member of the New York Stock Exchange and executed orders for clients on an agency basis only and cleared its own transactions.

      Timothy G. Fallon has been our chief executive officer and a director since November 1994. Until October 2000, he concurrently served as our president. In April 1998, he was appointed chairman of the board of directors and served in that position until April 2004. He has chaired the executive committee of the board of directors since 1998. From January 1992 to November 1994, Mr. Fallon was the senior vice president, sales and marketing for Cadbury Beverages, Inc. From October 1989 to December 1991, Mr. Fallon was vice president of sales for Canada Dry USA, a division of Cadbury Beverages, Inc. From July 1984 to September 1989, Mr. Fallon served as vice president of sales and marketing for Pepsi Cola Bottling Company New York City, Inc.

      Robert C. Getchell has been a director since December 1994. He has chaired our audit committee since 1995 and served on our compensation committee since 1996. Mr. Getchell has been a principal of Getchell Professional Association, a certified public accountant firm in Nashua, New Hampshire, since 1975.

      Carol R. Lintz has been a director since 2001. She has been a member of our audit committee since 2001. Since 2004 she has been an equity analyst at Fortis Investments. From 1996 to 2000, Ms. Lintz was an analyst at Wellington Management in Boston, Massachusetts. From 1992 to 1996, she was an analyst for State Street Research and Management in Boston.

      Ross S. Rapaport became a director in October 2000 in connection with our business combination with Crystal Rock. Mr. Rapaport is counsel to Pepe & Hazard LLP, a law firm with offices in Hartford and Southport, Connecticut, and Boston, Massachusetts, that we employ from time to time.. He has practiced in the area of corporate and general business law for more than 35 years. He has provided legal advice to Crystal Rock since 1974 and serves as trustee of the Baker family trusts.

      Norman E. Rickard has been a director since May 1995. He has been a member of our executive committee since 1996 and our audit committee since 1995. Mr. Rickard, who is retired, was the president of Xerox Document Services Group of Xerox Corporation from 1997 to 1999 and a corporate senior vice president from 1997 to 1999. Mr. Rickard had been employed by Xerox Corporation since 1967 in various capacities, including president of Xerox Business Services, director of business effectiveness, director of the Worldwide Strategic Manufacturing Project, director of staff operations and vice president of quality. He is also currently a director of Optical Dynamics Corporation and Homegrown Naturals, Inc.

      Beat Schlagenhauf has been a director since July 1993. Mr. Schlagenhauf has been a principal of Schlagenhauf & Partners, a portfolio management company in Zurich, Switzerland, for more than 18 years.

      Bruce S. MacDonald has been our chief financial officer and treasurer since May 1993. He has also served as our secretary since June 1999. From 1987 to May 1993, Mr. MacDonald was controller of Cabot Cooperative Creamery Incorporated.

                 REMUNERATION OF EXECUTIVE OFFICERS AND DIRECTORS

EXECUTIVE COMPENSATION

      Summary compensation table. The following table sets forth certain information about the compensation we paid or accrued with respect to our chief executive officer and our most highly compensated officers (other than our chief executive officer) who served as executive officers during fiscal 2004 and whose annual compensation exceeded $100,000 for fiscal 2004.

      Other annual compensation in the form of perquisites and other personal benefits has been omitted as the aggregate amount of those perquisites and other personal benefits was less than $50,000 and constituted less than ten percent (10%) of the executive officers' respective total annual salary and bonus.

                           SUMMARY COMPENSATION TABLE

                                                  ANNUAL COMPENSATION        LONG TERM COMPENSATION
                                               ------------------------    ---------------------------
                                                                           RESTRICTED       SECURITIES       ALL OTHER
                                                                             STOCK          UNDERLYING      COMPENSATION
NAME AND PRINCIPAL POSITION          YEAR      SALARY ($)      BONUS ($)   AWARD(S)($)      OPTIONS (#)       (1) ($)
---------------------------          ----      ---------       --------    ----------       ----------      ------------
Timothy G. Fallon                    2004       $275,000       $ 95,000    $35,200 (2)       200,000          $16,398
Chief Executive Officer              2003       $275,000       $102,000                          -0-          $16,269
                                     2002       $250,000       $ 75,000                          -0-          $18,071
Peter K. Baker                       2004       $250,000            -0-                          -0-          $ 9,772
President                            2003       $250,000       $ 40,715                          -0-          $ 9,285
                                     2002       $250,000       $ 40,715                          -0-          $ 9,285
John B. Baker                        2004       $250,000            -0-                          -0-          $ 3,081
Executive Vice President             2003       $250,000       $ 50,000                          -0-              -0-
                                     2002       $250,000       $ 50,000                          -0-              -0-
Bruce S. MacDonald                   2004       $118,000            -0-    $22,000 (2)           -0-          $12,331
Chief Financial Officer,             2003       $115,000            -0-                          -0-          $15,000
Treasurer, and Secretary             2002       $105,000            -0-                          -0-          $15,000

----------

(1)   Includes car and life and disability insurance allowances.

(2) The restricted shares of common stock were granted on September 17, 2004 and vest on September 17, 2005.

      Option grants table. The following table sets forth certain information about stock options granted during the fiscal year ended October 31, 2004 by us to the executive officers named in the summary compensation table.

                       OPTION GRANTS IN LAST FISCAL YEAR


                                      INDIVIDUAL GRANT
                                  --------------------------                                   POTENTIAL REALIZABLE
                                                  % OF TOTAL                                     VALUE AT ASSUMED
                                  NUMBER OF         OPTIONS                                   ANNUAL RATES OF STOCK
                                  SECURITIES      GRANTED TO                                  PRICE APPRECIATION FOR
                                  UNDERLYING       EMPLOYEES      EXERCISE                          OPTION TERM
                                   OPTIONS          IN LAST        PRICE       EXPIRATION     ----------------------
NAME                              GRANTED(#)         YEAR          ($/Sh)         DATE           5%($)        10%($)
----                              ----------      ----------      --------     ----------     --------      --------
Timothy T. Fallon                 200,000 (1)         88%          $2.85         6/24/14      $358,000      $908,000

----------

(1) Stock options were granted at the fair market value of our common stock on the date of the grant. The stock option is fully vested and expires ten years from the date of grant.

      Amounts reported in the last two columns above represent hypothetical values that may be realized upon exercise of the options immediately before the expiration of their term, assuming the specified compounded rates of appreciation of the price of our common stock over the term of the options. These numbers are calculated based on the rules of the Securities and Exchange Commission and do not represent our estimate of future stock price growth. Actual gains, if any, on stock option exercises and common stock holdings depend on the timing of the exercise of the option and the sale of the common stock, as well as the future performance of the common stock. The rates of appreciation assumed in this table may not be achieved and the officers may never receive the amounts reflected. This table does not take into account any change in the price of the common stock after the date of grant. The values shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise.

      Fiscal year-end option table. The following table sets forth certain information regarding stock options held as of October 31, 2004 by the executive officers named in the summary compensation table.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                     VALUES

                                                                                                 VALUE OF UNEXERCISED
                                                                    NUMBER OF SECURITIES        IN-THE-MONEY OPTIONS AT
                                                                   UNDERLYING UNEXERCISED             FY-END
                             SHARES                                 OPTIONS AT FY-END (#)             ($) (1)
                             ACQUIRED             VALUE         ----------------------------  ---------------------------
NAME                        ON EXERCISE (#)    REALIZED ($)     EXERCISABLE    UNEXERCISABLE  EXERCISABLE   UNEXERCISABLE
----                        ---------------    -----------      -----------    -------------  -----------   -------------
Timothy G. Fallon                 8,200         $25,420 (2)      1,286,800        100,000        - 0 -          - 0 -
Bruce S. MacDonald               25,000         $73,100 (2)        196,000         20,000        - 0 -          - 0 -

----------

(1) On October 31, 2004, the last day of fiscal 2004, the closing price per share of our common stock as reported by the American Stock Exchange was $1.79.

(2)   Common Stock Options exercised at $2.50 per share.

EMPLOYMENT CONTRACTS AND CHANGE-IN-CONTROL ARRANGEMENTS

      We have employment agreements with our executive officers. The executive officer agreements in effect as of February 1, 2005 were as follows:

Timothy G. Fallon

      Our current employment agreement with Mr. Fallon became effective January 1, 2005 and terminates December 31, 2007, subject to earlier termination as set forth in the agreement. The agreement provides that he will have the title of Chief Executive Officer. His initial base salary is $250,000, subject to annual review by the Compensation Committee of the Board of Directors, and he is eligible to receive bonuses. For fiscal years 2005, 2006 and 2007, he can earn a bonus of from $80,000 to $192,000 depending on our ability to achieve stated levels of target earnings before interest, taxes, depreciation, and amortization (ebitda). If we achieve less than 90% of our target level, he receives no bonus. Moreover, in each of those years he is eligible for an additional bonus of up to $40,000 for the achievement of quarterly business goals determined by the Compensation Committee. In fiscal 2005 the quarterly business goal is compliance with the financial covenants set forth in the credit agreement with our senior lender.

      We will reimburse Mr. Fallon for up to $25,000 for buying disability and other insurance that we do not offer as an employee benefit, if he elects to obtain it, and leasing and operating an automobile. Subject to the fiduciary duties of the Board, we will use our best efforts to have Mr. Fallon elected as a member of the Board and the Executive Committee of the Board. The agreement with Mr. Fallon also contains confidentiality provisions and a non-competition clause that prohibits Mr. Fallon from competing with us during the term of the agreement and any period in which he is no longer employed and receives severance payments, or for 12 months if he is not receiving severance payments.

      In accordance with the agreement, Mr. Fallon received an award of 75,000 shares of restricted stock under our stock incentive plan. The shares vest at the rate of 25,000 shares on each of January 14, 2006, 2007 and 2008, but only if, in each case, Mr. Fallon has earned a bonus under the ebitda bonus provisions of his agreement for the fiscal years ended October 31, 2005, 2006 and 2007, respectively. Shares that do not vest in a given year are forfeited back to us.

      We can terminate Mr. Fallon's employment at any time and for any reason. If we decide to do so, we can give a special notice during the period November 1, 2006 to December 31, 2006 that his agreement will terminate without cause on December 31, 2007. This is called a notice of planned termination. If we give such a notice, at the end of the contract we will pay Mr. Fallon an amount equal to the sum of his annual base salary at December 31, 2007, plus $200,000, payable over 12 months. If we do not give the special notice, and we terminate Mr. Fallon's employment without cause or the contract expires, we would be required to pay him an amount equal to the sum of twice his annual base salary at the termination date, plus $200,000, payable over 24 months. If there is a "change of control," as defined in the agreement, of the company, followed within 30 days by the termination of Mr. Fallon's employment for any reason, then we would be required to pay him an amount equal to the sum of twice his annual base salary at the termination date, plus $400,000, payable over 24 months. If we determine that federal tax law requires the suspension of any post-termination payments for six months, then we have the right to suspend and accrue such payments for six months, at which point we will pay the accrued amount to Mr. Fallon and monthly payments will resume.

Peter K. Baker and John B. Baker

      We have agreements dated January 1, 2005 and expiring December 31, 2007 with Peter Baker and John Baker that are quite similar to our agreement with Mr. Fallon, but with some differences. Peter Baker is employed as our President; John Baker, as our Executive Vice President. Each receives an initial base salary of $200,000, and each is eligible for the same types of bonuses in fiscal years 2005, 2006 and 2007 as Mr. Fallon. The size of the ebitda bonus ranges from a low of $40,000 to a high of $96,000; no bonus is due if we do not achieve at least 90% of our ebitda target level. The size of the maximum bonus for achieving quarterly business goals is $20,000 per year. These agreements do not provide for awards of restricted stock to the officers, though the Compensation Committee has the authority to make such awards.

      We will reimburse each of the Bakers for up to $50,000 for buying disability and other insurance that we do not offer as an employee benefit, if he elects to obtain it, and leasing and operating an automobile. To the extent that the actual costs incurred by the officer are less than $50,000, we will pay him the unapplied balance in the form of a guaranteed bonus. Subject to the fiduciary duties of the Board, we will use our best efforts to have each of the Bakers elected as a member of the Board of Directors, and Peter Baker elected as a member of the Executive Committee of the Board. (Under a separate agreement, members of the Baker family may have rights with respect to election to the Board even if they cease to be employees.) The agreements with Peter and John Baker contain confidentiality provisions and a non-competition clause substantially the same as the comparable provisions in Mr. Fallon's employment agreement.

      We can terminate the employment of Peter Baker and/or John Baker at any time and for any reason. If we decide to do so, we can give the officer a special notice during the period November 1, 2006 to December 31, 2006 that his agreement will terminate without cause on December 31, 2007. This is called a notice of planned termination. If we give such a notice, at the end of the contract we will pay the officer an amount equal to the sum of his annual base salary at December 31, 2007, plus $150,000, payable over 12 months. If we do not give the special notice, and we terminate the officer's employment without cause or the contract expires, we would be required to pay him an amount equal to (x) two times the sum of (i) his annual base salary at the termination date, plus
(ii) $50,000, plus (y) $100,000, payable over 24 months. If there is a "change of control," as defined in the agreement, of the company, followed within 30 days by the termination of the officer's employment for any reason, then we would be required to pay him an amount equal to the sum of his annual base salary at the termination date, plus $150,000, payable over 24 months. If we determine that federal tax law requires the suspension of any post-termination payments for six months, then we have the right to suspend and accrue such payments for six months, at which point we will pay the accrued amount to the officer and monthly payments will resume.

Henry E. Baker

      Our agreement with Henry Baker became effective October 5, 2000, has a term of five years and provides that he will be Chairman Emeritus. Mr. Baker is required to make himself reasonably available to us for consultation for at least 20 hours per calendar month. His base annual salary is $25,000, subject to annual review by the Board of Directors. We provide him with an automobile allowance of up to $12,000 per year for his actual cost of leasing and operating an automobile. Subject to the fiduciary duties of the Board, we use our best efforts to have Mr. Baker elected as a member of the Board, so long as the former stockholders of Crystal Rock hold in the aggregate at least 40% of our outstanding shares.

      Henry Baker's employment agreement is substantially the same as the agreements with other officers with respect to confidentiality and non-competition. His agreement regarding severance following termination requires us to pay him monthly severance benefits for the remaining term of his agreement at an annual rate equal to his base annual salary, subject to various limits. If he leaves employment for "good reason," which means if we require him to relocate his home a distance of more than 50 miles, if we assign him duties materially inconsistent with his position, or we materially breach our agreement with him, he will be entitled to the same payments as if we had terminated his employment without cause. Finally, if there is a "change of control," as defined in the agreement, of the company, followed within 30 days by the termination of Mr. Baker's employment for any reason, then we would be required to pay him monthly severance benefits for 24 months or the remaining term of his agreement, whichever is less, at the same annual rate that applies in case of termination.

Bruce S. MacDonald

      Our agreement with Mr. MacDonald became effective October 5, 2000, has a term of five years and provides that he will be our Chief Financial Officer, Vice President of Finance and Treasurer. His base salary is currently $125,000, subject to annual review by the Chief Executive Officer, and he is eligible under the agreement to receive a bonus of from $25,000 to $75,000 depending on our ability to achieve stated levels of target ebitda. In fiscal year 2004, Mr. MacDonald did not receive a bonus, based on our performance.

      We will reimburse Mr. MacDonald for up to $15,000 for buying insurance that we do not offer as an employee benefit, if he elects to obtain it, and leasing and operating an automobile. The agreement with Mr. MacDonald also contains confidentiality provisions and a non-competition clause substantially the same as those described above for Mr. Fallon and Messrs. Peter and John Baker. As provided in the agreement, Mr. MacDonald received 100,000 options on October 5, 2000 to purchase our common stock at $3.25 per share, the market price on that date. The options vest in equal increments over five years and have a term of ten years.

      If we terminate Mr. MacDonald's employment before the agreement expires and without cause, we will be required to pay him monthly severance benefits for the remaining term of his agreement or 24 months, whichever is less, at an annual rate equal to his base annual salary plus $50,000, together with fringe benefits as defined in the agreement, subject to various limits. If there is a "change of control," as defined in the agreement, of the company, followed within 30 days by the termination of Mr. MacDonald's employment for any reason, then we would be required to pay him monthly severance benefits as if there had been a termination without cause, together with fringe benefits as described in the agreement.

      We anticipate that we will enter into a new employment contract with Mr. MacDonald in the first half of this fiscal year.

COMPENSATION OF DIRECTORS

      Directors who are employees or consultants do not receive any fees for attending Board meetings. Directors who are not our employees or consultants receive $750 for each meeting of the Board attended and $7,500 each year, subject to reduction by (i) 50% if the director misses two meetings, and (ii) 100% if the director misses more than two meetings. Directors serving on a committee of the Board receive $400 for each committee meeting attended. Additional compensation may be paid for service on ad hoc committees that may be constituted from time to time. Our non-executive chairman of the Board receives $10,000 a year in fees for holding that position.

      In addition, non-employee directors receive an option to purchase 5,000 shares of our common stock at the beginning of each fiscal year until 2005 and an additional option to purchase 5,000 shares of our common stock at the beginning of each calendar year if certain attendance criteria were met during the previous fiscal year. The options are issued under the 1998 Stock Option Plan and the 2004 Stock Incentive Plan.

              SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
                   MANAGEMENT AND RELATED STOCKHOLDER MATTERS

      This table and its accompanying footnotes set forth certain information as of February 18, 2005 with respect to the stock ownership of (i) those persons or groups who beneficially own more than 5% of our common stock, (ii) each of our directors and nominees for director, (iii) our executive officers named in the summary compensation table, and (iv) all of our directors and executive officers as a group (based upon information furnished by such persons). Shares of our common stock issuable upon exercise of options and warrants which are currently exercisable or exercisable within 60 days of February 18, 2005 are included.

                                                          AMOUNT AND NATURE
                                                            OF BENEFICIAL
NAME AND ADDRESS OF BENEFICIAL OWNER                          OWNERSHIP        PERCENT OF CLASS
------------------------------------                      -----------------    ----------------
Timothy G. Fallon                                               998,737(1)           4.1%
Henry E. Baker                                                1,065,219              4.4%
Peter K. Baker                                                2,871,289             11.7%
Phillip Davidowitz                                              106,200(2)             *
Robert C. Getchell                                              119,000(3)             *
Carol R. Lintz                                                   76,017(4)             *
David R. Preston                                                162,000(5)             *
Ross S. Rapaport, individually and as trustee                 3,150,258(4)(6)       12.8%
Norman E. Rickard                                               162,346(7)             *
Beat Schlagenhauf                                               114,069(8)             *
John B. Baker                                                 2,876,289             11.7%
Bruce S. MacDonald                                              262,415(9)           1.1%
All Officers and Directors as a group (12 individuals)       11,963,839(10)         48.9%

----------

*     Owns less than one percent

(1) Includes 980,000 shares of common stock issuable pursuant to outstanding stock options.

(2) Includes 101,200 shares of common stock issuable pursuant to outstanding stock options.

(3) Includes 119,000 shares of common stock issuable pursuant to outstanding stock options.

(4) Includes 73,000 shares of common stock issuable pursuant to outstanding stock options.

(5) Includes 147,000 shares of common stock issuable pursuant to outstanding stock options.

(6) Includes 3,041,372 shares of common stock for U/T/A dated 12/16/91 F/B/O Joan Baker et. al.. of which Mr. Rapaport is trustee; 11,923 shares each for each of Peter K. Baker and John B. Baker Life Insurance Trusts, of which Mr. Rapaport is trustee; and 12,040 individually owned by Mr. Rapaport.

(7) Represents 141,000 shares of common stock issuable pursuant to outstanding stock options.

(8) Includes 91,000 shares of common stock issuable pursuant to outstanding stock options.

(9) Includes 242,000 shares of common stock issuable pursuant to outstanding stock options.

(10) Includes 1,894,200 shares of common stock issuable pursuant to outstanding stock options.

EQUITY COMPENSATION PLAN INFORMATION

      The following table sets forth additional information as of October 31, 2004, about shares of our Common Stock that may be issued upon the exercise of options and other rights under our existing equity compensation plans and arrangements, divided between plans approved by our stockholders and plans or arrangements that were not required to be and were not submitted to our stockholders for approval.

                                                      (a)                      (b)                        (c)
                                             --------------------     --------------------   -------------------------
                                                                                                NUMBER OF SECURITIES
                                             NUMBER OF SECURITIES                             REMAINING AVAILABLE FOR
                                              TO BE ISSUED UPON        WEIGHTED-AVERAGE        FUTURE ISSUANCE UNDER
                                                 EXERCISE OF           EXERCISE PRICE OF     EQUITY COMPENSATION PLANS
                                             OUTSTANDING OPTIONS      OUTSTANDING OPTIONS,     (EXCLUDING SECURITIES
PLAN CATEGORY                                WARRANTS AND RIGHTS      WARRANTS AND RIGHTS     REFLECTED IN COLUMN (a))
-------------                                --------------------     --------------------   -------------------------
Equity Compensation Plans
 Approved by Security Holders                      2,179,655                  $3.10                    515,697

Equity Compensation Plans Not
  Approved by Security
  Holders(1)(2)(3)                                   483,135                  $2.50                        -0-
                                                   ---------                  -----                    -------
         TOTAL                                     2,662,790                  $2.98                    515,697
                                                   =========                  =====                    =======

----------

(1) On July 24, 1996, we granted non-qualified stock options to each of Robert Getchell, Beat Schlagenhauf, Norman Rickard, and David Preston to acquire 30,000 shares of our Common Stock for a per share price of $2.50. The options expire in July 2006. Each grantee was a director at the time of grant and received the option as a performance incentive. The material features of these plans are substantially similar to those of the stockholder-approved plans.

(2) On September 12, 1997, we granted non-qualified stock options to David Preston to acquire 26,000 shares of our Common Stock, and to each of Robert Getchell, Beat Schlagenhauf, and Norman Rickard to acquire, in each case, 22,000 shares of our Common Stock for a per share price of $2.50. The options expire in September 2007. Each grantee was a director at the time of grant and received the option as a performance incentive. The material features of these plans are substantially similar to those of the stockholder-approved plans.

(3) In an agreement dated November 4, 1994, and modified on September 12, 1997, we granted non-qualified stock options to Tim Fallon to acquire 293,335 shares of our Common Stock for a per share price of $2.50. The options expired on December 1, 2004. In February 2002 and May 2004, Mr. Fallon exercised 33,200 of these options. On July 24, 1996 we granted an additional 10,000 shares of our Common Stock of non-qualified stock options at an exercise price of $2.50 per share. The material features of these plans are substantially similar to those of the stockholder-approved plans.

                              CORPORATE GOVERNANCE

      We believe that good corporate governance and fair and ethical business practices are crucial not only to our proper operation, but also to building and maintaining confidence in the integrity, reliability and transparency of the securities markets. We have kept abreast of the actions taken in the past year and a half by Congress, the SEC and the American Stock Exchange to improve and enhance corporate governance, and we take our responsibilities in this area very seriously. This section explains some of the things we have done, or are considering, to improve the way we run Vermont Pure.

CODE OF ETHICS

      Our board of directors has adopted a code of ethics that applies to all of our employees, officers and directors. The code covers compliance with law; fair and honest dealings with us, with competitors and with others; fair and honest disclosure to the public; and procedures for compliance with the code. You can review our code of ethics on our website located at www.vermontpure.com under the section entitled "Directors and Officers."

BOARD, COMMITTEE AND STOCKHOLDER MEETINGS

      Rules of the American Stock Exchange require that our board of directors meet at least quarterly. During the fiscal year ended October 31, 2004, the board met four times in person and twice by telephone conference. The audit committee met four times in person and four times by telephone conference, the compensation committee met twice in person and three times by telephone conference and the executive committee met four times during the year by telephone conference. No incumbent director, except Beat Schlagenhauf, attended fewer than 75% of the total number of meetings of the board and committees of the board on which he or she served.

      It is our policy that all members of the board of directors attend the annual meeting of stockholders in person, although we recognize that directors occasionally may be unable to attend for personal or professional reasons. We generally hold a meeting of the board on the same date as the annual stockholder meeting. In 2004, all directors attended the annual stockholder meeting in person except for four directors, each of whom participated by conference telephone in the board meeting held that day.

BOARD AND COMMITTEE INDEPENDENCE

      Board of Directors. Under the rules of the American Stock Exchange, a majority of our board of directors must be "independent," and no director qualifies as independent until the board makes an affirmative determination to that effect. In making this determination, the board must affirmatively conclude that the director does not have a material relationship with us that would interfere with the exercise of his or her independent judgment in carrying out the responsibilities of a director. The Board considered, among other factors, the director's current and historic relationships with us and our competitors, suppliers, customers and auditors, including compensation directly or indirectly paid to the director; the director's professional and family relationships with management and other directors; the relationships that the director's current and former employers may have with us; and the relationships between us and other companies of which the director may be a director or executive officer. AMEX rules require that the independent directors meet on a regular basis as often as necessary to fulfill their responsibilities, including at least annually in executive session.

      As a result of this review, the board determined that the following directors, comprising a majority of the whole board, are independent: Phil Davidowitz, Robert Getchell, Carol Lintz, David Preston, Norman Rickard and Beat Schlagenhauf. The independent directors met four times in person during fiscal year 2004.

      Chairman and Chief Executive Officer. Since April 2004, the chairman of the board has been David Preston, an independent director, and the chief executive officer has been Timothy Fallon. Although most major companies in the United States have CEOs who also hold the position of chairman of the board, a number of studies on corporate governance have recommended that the positions be held by two different persons, with the Chairman being an independent director.

      Compensation Committee. The board determined that Robert Getchell and David Preston (Chair), as the members of the compensation committee, are independent. For more information about this committee and its functions, see "Committee Reports -- Compensation Committee Report" in this proxy statement.

      Audit Committee. Under AMEX rules, the board is required to make certain findings about the independence and qualifications of the members of the audit committee. In addition to assessing the independence of the members under the AMEX rules, the board also considered the requirements of Section 10A(m)(3) and Rule 10A-3 under the Securities Exchange Act of 1934. As a result of its review, the Board determined that the following directors, as the members of the audit committee, are independent: Robert Getchell (Chair), Carol Lintz, David Preston and Norman Rickard.

      In addition, the board determined that:

      - each member of the audit committee is, as required by AMEX rules, is able to read and understand fundamental financial statements; and

      - at least one member of the committee, Mr. Getchell, is "financially sophisticated" under the AMEX rules and is an "audit committee financial expert" under applicable provisions of the federal securities laws.

      If you would like more information about this committee and its functions, see "Committee Reports -- Audit Committee Report" in this proxy statement.

NOMINATING PROCESS

      Nominations by Independent Directors. Under the AMEX rules, nominees for our board must be selected either by a nominating committee consisting entirely of independent directors or by a majority of the independent directors, acting pursuant to a standing resolution governing the nominating process. Given our size and the significant committee responsibilities that many directors already have, we have chosen to assign this function to the independent directors rather than to a nominating committee. Consequently, our six independent directors are responsible for nominations. They act pursuant to a standing resolution. To date, the independent directors have not engaged any third parties to assist them in identifying candidates for the board.

      Among the tasks that our independent directors may undertake in this capacity are the following:

      -     identify and select director nominees;

      - consider factors relevant to the selection of nominees, including requirements of law, stock exchange listing standards, matters of character, judgment, business experience and areas of expertise, the diversity of the board, and other factors;

      - recruit appropriate candidates when necessary, and review the qualifications of any candidates nominated by stockholders;

      - evaluate from time to time the size and composition of the board and its committees; and

      - evaluate the function and performance of the board and its directors.

      Nominations by Stockholders. Since 2000, we have had a by-law provision that authorizes a stockholder of record to submit to us the name of any person whom the stockholder wishes to nominate as a candidate for election to the board. In general, such a submission must be received by our corporate secretary at our principal office in Vermont at least 90 days prior to the scheduled date of the annual stockholder meeting, and must contain all information about the candidate that would be required to be disclosed in a proxy statement prepared and filed under federal and state law, as well as the proposed nominee's consent to be named as a nominee and to serve if elected. The stockholder must also provide information about his or her identity and the number of shares owned. If the nomination is made by a stockholder holding shares in "street name," then the identity and ownership information must be furnished about the beneficial owner of the shares. A candidate submitted by a stockholder as a nominee need not be nominated by the independent directors.

      Our by-laws do not obligate us to include information about the candidate in our proxy materials, nor does it require us to permit the stockholder to solicit proxies for the candidate using our proxy materials. The by-laws relate only to the procedure by which a stockholder may nominate a candidate for director. To date, no stockholder has proposed a candidate pursuant to our by-laws. We are not currently seeking new directors. If a stockholder should propose a candidate, we anticipate that the independent directors will evaluate that candidate on the basis of the criteria noted above. For additional information, please refer to Section 4.5 of our by-laws and the section entitled "Stockholder Proposals for the Next Annual Meeting" in this proxy statement.

      Recently, the SEC adopted rules that may require us to include in our future proxy statements information about a recommended stockholder nominee, but only when the following criteria are met:

      - the proposed nomination is received by a date not later than the 120th day before the date of our proxy statement released to stockholders in connection with the prior year's annual meeting; and

      - the stockholder or stockholder group making the proposal has beneficially owned more than 5% of our common stock for at least a year.

If these criteria are met, and provided that we have written consent from the proposed candidate and from the stockholder or stockholder group, we would be obliged to identify in our proxy statement the name of the candidate and the stockholder or stockholder group making the nomination, and to disclose our position regarding the nomination. By way of illustration, since this proxy statement was first sent to stockholders on or about March 9, 2005, the deadline for submission of a candidate's name by an eligible stockholder pursuant to this new SEC rule would be November 9, 2005 for the 2006 annual stockholder meeting.

STOCKHOLDER COMMUNICATIONS

      Our stockholders may communicate directly with the members of the board of directors or the chair of board committees by writing directly to those individuals c/o Vermont Pure Holdings, Ltd. at the following address: 45 Krupp Drive, P.O. Box 536, Williston, Vermont 05495. Our policy is to forward, and not to intentionally screen, any mail received at our corporate office that is sent directly to an individual.

                                COMMITTEE REPORTS

                             AUDIT COMMITTEE REPORT

      The information set forth in this report is not "soliciting material" and is not "filed" with the SEC or subject to Regulation 14A under, or the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent we specifically request that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

Role of the Audit Committee

      The primary purpose of the audit committee is to assist the board in fulfilling its oversight responsibilities relating to (a) the quality and integrity of our financial statements and other financial reports, (b) our system of internal accounting controls, (c) the performance of our internal and independent auditors and (d) our compliance with legal and regulatory requirements. The committee meets privately with the independent auditors, has the sole authority to retain and dismiss the independent auditors and reviews their performance and independence from management. The independent auditors have unrestricted access and report directly to the committee. The audit committee has the sole authority to approve transactions that may involve actual or apparent conflicts of interest. Additionally, the audit committee has responsibilities and authority necessary to comply with Exchange Act rules relating to (i) direct responsibility for the appointment, compensation, retention and oversight of our accountants, (ii) treatment of complaints and concerns relating to accounting, internal accounting controls and auditing matters, (iii) the engagement of independent counsel and other advisors, and (iv) determining appropriate funding for audit and audit-committee related expenses. These and other aspects of the audit committee's authority are more particularly described in the audit committee charter, filed as Annex A to our proxy statement filed with the SEC on March 1, 2004.

Review of our Audited Financial Statements for the Fiscal Year ended October 31, 2004

      The audit committee has reviewed and discussed our audited financial statements for the fiscal year ended October 31, 2004 with management. The audit committee has discussed with Deloitte & Touche LLP, our independent public accountants, the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU ss. 380), as may be modified or supplemented.

      The audit committee has also received the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as may be modified or supplemented, and the audit committee has discussed the independence of Deloitte & Touche LLP with the firm. In evaluating the independence of Deloitte & Touche LLP, the Audit Committee considered that the only non-audit service that Deloitte & Touche LLP provides is preparation of our federal and state income tax returns.

      Based on the audit committee's review and discussions noted above, the audit committee recommended to the board of directors that our audited financial statements be included in our annual report on Form 10-K for the fiscal year ended October 31, 2004.

                                               AUDIT COMMITTEE
                                               Robert C. Getchell, Chair
                                               Carol R. Lintz
                                               David R. Preston
                                               Norman E. Rickard

                          COMPENSATION COMMITTEE REPORT

      The compensation committee of the Board is composed of two directors, Mr. Getchell and Mr. Preston. The compensation committee administers our stock option and incentive plans and our employee stock purchase plan. The committee is charged with the responsibility of reviewing and approving executive officers' compensation and approving all discretionary grants of stock options and restricted stock under our stock option and incentive plans.

      AMEX rules require that the compensation of the chief executive officer be determined, or recommended to the board for its determination, by either a majority of independent directors or a wholly-independent compensation committee. We intend to continue to use our existing compensation committee, the members of which are independent, for this purpose. AMEX rules prohibit a CEO from being present during voting or deliberations with respect to his compensation. Compensation of all other executive officers is required to be determined in the same manner, except that the CEO is permitted to be present during voting or deliberations with respect to the compensation of executive officers other than himself. AMEX rules do not require that a compensation committee have a written charter, and our compensation committee does not have a written charter at this time.

      The following describes the compensation programs in effect during fiscal 2004.

Compensation Policy

      Our compensation policies are designed to pay executives an annual salary that is industry competitive and an annual bonus that is based both on our performance and on individual goals established for each of the executives for the fiscal year. We also have longer term incentives based on stock options and restricted stock. All three components of compensation are reviewed annually by the committee to ensure that salaries remain competitive, that bonuses reward performance and that stock-based awards provide continued incentives.

      Salaries for executive officers are based on the duties and responsibilities of the position held by the executive compared with executive officers of other companies in the industry. Salaries are reviewed and established within the parameters set forth in employment agreements. Various industry salary surveys are reviewed and provided to the committee to review in establishing compensation.

      The officer's performance over the prior year is assessed by comparing it to objectives and goals that are established by the board, the committee and management in a strategic planning process. Payment of bonuses is currently determined by reference to specific performance related formulas in the employment agreements. The committee approves all such determinations.

      We periodically grant restricted stock and stock options to some or all of our executives and key employees as a means of creating a long-term incentive and benefit. Restricted stock is generally awarded to vest on a future date; vesting may be based on certain performance criteria in order to reward an executive's commitment and success. Stock options are granted at the fair market value of shares of common stock on the date of grant. Thus, no benefit will accrue to the executive or key employee from the stock option grant until the common stock appreciates. This creates a long-term goal for appreciation of the common stock which coincides with the interests of the stockholders.

Fiscal Year 2004 Compensation Committee Activity

      In a transitional year for the company, the committee focused its activities on (a) rewarding executives for the structural changes in the business, (b) administering awards under existing executive employment agreements, and (c) finalizing new agreements that reflect a downsized organization and provide incentives for future success.

      The committee rewarded the chief executive officer and the chief financial officer for successfully negotiating the sale of, and administering the company's exit from, the retail segments of business. We granted Mr. Fallon an option for 200,000 shares of common stock on

June 26, 2004 at an exercise price of $2.85 per share and awarded him 16,000 shares of restricted stock on September 17, 2004, vesting in one year. We likewise awarded Mr. MacDonald 10,000 shares of restricted stock on September 17, 2004, also vesting in one year. Under Mr. Fallon's employment agreement dated October 2000, we approved a bonus payment of $95,000 based on the achievement of sales goals in his agreement.

      Following the spin-off of the retail segments of our business, the board asked the committee to develop new contracts for our senior executives to replace those due to expire in October 2005. The committee accordingly established a series of principles to be applied to these agreements that reflected the company's new operating environment as well as the need to retain an experienced and proven management team.

      Effective January 1, 2005, the committee entered into new employment agreements with the chief executive officer, Timothy Fallon; the president, Peter Baker; and the executive vice president, Jack Baker. The committee considered that, for a period of time, Vermont Pure is going to be somewhat smaller, and that meeting financial and operational business targets is critical to maintaining both financing support and the company's strategic position. The new contracts have the following features reflecting the committee's resolution of these concerns:

   - moderately lower base salaries going forward and a slightly lower level of overall target compensation for the team

   - a greater percentage of compensation to be earned through enhancing the profitability of the company as measured by earnings before interest, taxes, depreciation, and amortization

   - a focus on quarterly business targets, determined yearly, based on the importance of timely achievement. In 2005 these targets are financial covenants related to the company's credit agreement

      For a detailed discussion of these contracts, please refer to "Employment Contracts and Change-in-Control Arrangements."

                                         Respectfully submitted,

                                         COMPENSATION COMMITTEE

                                         Robert C. Getchell
                                         David R. Preston, Chair

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      During fiscal year 2004, Robert C. Getchell and David R. Preston served on our compensation committee. Persons serving on our compensation committee had no relationships with us other than their relationship as directors entitled to the receipt of standard compensation as directors and members of certain committees of our board and their relationship to us as stockholders. No person serving on our compensation committee or on our board of directors is an executive officer of another entity for which any of our executive officers serves on the board of directors or on that entity's compensation committee.

                                PERFORMANCE GRAPH

      The following Performance Graph compares the performance of our cumulative stockholder return with that of the AMEX market index and a published industry index (the SIC Code Index for Grocery Related Products) for each of the most recent five fiscal years. The cumulative stockholder return for shares of our Common Stock and each of the indices is calculated assuming that $100 was invested on October 31, 1999. We paid no cash dividends during the periods shown. The performance of the indices is shown on a total return (dividends reinvested) basis. The graph lines merely connect year-end dates and do not reflect fluctuations between those dates.

(Graphics Omitted)

                               1999     2000     2001     2002     2003     2004
                              ------   ------   ------   ------   ------   -----
Vermont Pure Holdings, LTD.   100.00   106.65   124.42   135.09   120.16    63.63
SIC Code Index                100.00   118.72   122.90   133.49   154.63   156.73
Amex Market Index             100.00   101.55    75.32    68.94    98.62   115.15

                              CERTAIN TRANSACTIONS

Subordinated Notes Issued in Connection with the Business Combination with Crystal Rock

      In connection with our acquisition of Crystal Rock Spring Water Company in 2000, in addition to other consideration, we issued the stockholders of Crystal Rock (members of the Baker family and related family trusts) subordinated promissory notes due in 2007 in the original principal amount of $22,600,000. In fiscal year 2004, we paid $5,000,000 in principal on these notes. The following table shows the holder, the remaining principal amount on October 31, 2004 and the amount paid each holder for interest and principal.

                                                           PRINCIPAL
                                                            PAID IN      INTEREST PAID IN
                                          PRINCIPAL       FISCAL YEAR      FISCAL YEAR
              RELATED PARTY                BALANCE           2004              2004
-------------------------------------     -----------     -----------     ----------------
Henry E. Baker                            $ 3,489,000               -       $  419,000
John B. Baker                             $ 5,200,000               -       $  624,000
Peter K. Baker                            $ 5,200,000               -       $  624,000
Joan A. Baker                             $ 1,511,000      $2,000,000       $  333,000
Ross S. Rapaport, Trustee U/T/A dated
 12/16/91 F/B/O Joan Baker et al.         $ 2,200,000      $3,000,000       $  492,000
                                          -----------      ----------       ----------
         Total                            $17,600,000      $5,000,000       $2,492,000

      Henry Baker and his sons, John and Peter Baker, are our directors and officers. Joan Baker is the wife of Henry and the mother of Peter and John. During fiscal year 2004, Ross Rapaport was associated with Pepe & Hazard LLP, a law firm which we engage from time to time.

      The seven year subordinated notes issued in October 2000 bear interest at 12%, compounded quarterly, with payments due on the 20th of February, May, August and November. In Years 1 through 7, we are required to pay interest only (amounting to an aggregate of $678,000 per quarter) unless specified financial targets are met. There is a balloon payment of the full principal amount at maturity. The subordinated notes become due and payable in case of liquidation, dissolution, insolvency, sale of the business or acceleration of the senior debt.

      The subordinated notes are secured by all of our assets, but the subordinated notes and security interest are junior and subordinated to the senior debt owed to and the security interest in favor of Webster Bank and its successors. Under the related subordination agreement, we may pay, and the holders of the subordinated notes may accept, quarterly interest payments so long as there is no default on the senior debt and the payment would not cause such a default. The holders of the subordinated notes can accrue unpaid interest, and we may pay those amounts, if such payments would not result in a default on the senior debt. The holders of the subordinated notes have pledged a continuing security interest in the subordinated notes to Webster Bank. We may pay principal on the subordinated notes with the approval of Webster Bank.

Related Party Leases

      We lease a 72,000 square foot facility in Watertown, Connecticut from Henry E. Baker, as trustee of the Baker Grandchildren's Trust, and a 22,000 square foot facility in Stamford, Connecticut from Henry E. Baker, both of which expire in 2010. Annual rent payments for the ten year leases are as follows:

            First 5 Yrs.   Next 5 Yrs.
            ------------   -----------
Watertown    $360,000       $414,000
Stamford     $216,000       $248,400

      The Watertown, Connecticut facility contains a water purification and bottling plant, warehouse space, a truck garage and office space. We lease this property on a "triple net" basis, for a ten year term which began in October of 2000, with an option to extend the lease for a negotiated rent for an additional five years. The lease payments are substantially the same in amount as the payments of debt service that Crystal Rock had been making on the mortgage loan for the property. We believe that the rent we pay for this facility is at least as favorable as we could have obtained in an arm's-length transaction. During fiscal year 2004, we paid $360,000 relating to this lease.

      The Stamford property includes warehouse space, a truck garage and office space. We entered into this lease in October of 2000 and have an option to extend this ten year "triple net" lease for a negotiated rent for an additional five years. Either party may terminate the lease prior to expiration upon nine months' notice to the other, but if we terminate, we must pay a termination fee equal to six months' rent. The rent paid for this property by Crystal Rock at the time of its business combination with us was $216,000 annually. We believe that the rent we pay for this facility is at least as favorable as we could have obtained in an arm's-length transaction. During fiscal year 2004, we paid $216,000 relating to this lease.

Related Party Supplier

      We own approximately 24% of the common equity of a software company named Computer Design Systems, Inc. (d/b/a Voyageur Software), or CDS. Peter K. Baker, our president and director, is a member of the board of directors of CDS. We use software designed, sold and serviced by CDS in our home and office delivery system to manage customer service, deliveries, inventory, billing and accounts receivable. In fiscal 2004, we assessed the value of our investment in CDS, determined that it was impaired, and reduced the carrying value of the investment to $0. During fiscal year 2004, we paid CDS $582,000 for service, software and hardware.

                         INDEPENDENT PUBLIC ACCOUNTANTS

Current Public Accountants

      The audit committee has selected Deloitte & Touche LLP as our independent accountants for the fiscal year ending October 31, 2005. Deloitte & Touche LLP was also our independent accounting firm for the fiscal year ending October 31, 2004. A representative of Deloitte & Touche LLP is expected to be present at the meeting with an opportunity to make a statement if he desires to do so. He is also expected to be able to respond to appropriate questions.

Changes of Public Accountants

      On May 5, 2003, we dismissed Grassi & Co. Certified Public Accountants, P.C. as our independent accountants and engaged Marcum & Kliegman LLP. On August 1, 2003, we dismissed Marcum & Kliegman and engaged Deloitte & Touche LLP. These actions were approved by our audit committee.

      Feldman Sherb & Co., P.C., a professional corporation of certified public accountants, was our independent accounting firm for the year ended October 31, 2001 and provided audit and tax services from our inception through April 17, 2002. Feldman was merged into Grassi on April 17, 2002 with Grassi as the successor firm.

      We had no disagreements with Feldman Sherb, Grassi or Marcum & Kliegman on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Feldman Sherb, Grassi or Marcum & Kliegman, respectively, would have caused it to make reference to the subject matter of the disagreement in connection with a report on our financial statements.

      The independent accountant's report for each of 2001 and 2002 by Feldman Sherb and Grassi, respectively, did not contain an adverse opinion or disclaimer of opinion nor was the opinion qualified or modified as to uncertainty, audit scope, or accounting principles. During the period from November 1, 2000 through May 5, 2003, there were no "reportable events" within the meaning of Item 304(a)(1)(v) of Regulation S-K promulgated under the Securities Act of 1933, as amended.

      During the two complete fiscal years and the interim period preceding the engagement of Marcum & Kliegman and Deloitte & Touche, respectively, we had not consulted with either firm regarding: (i) the application of accounting principles to a specified transaction, either completed or proposed or the type of opinion that might be rendered on our financial statements, and neither a written report or oral advice was provided to us by either firm that either concluded was an important factor considered by us in reaching a decision as to the auditing, accounting, or financial reporting issue; or (ii) any matter that was the subject of a disagreement (as defined in paragraph (a)(1)(iv) of Item 304 of the Securities Act of 1933, as amended) with our previous accountants or constituted a reportable event.

Public Accountants' Fees

      The following is a summary of the fees for professional services rendered by Deloitte & Touche for the fiscal years ended October 31, 2004 and 2003:

                            FEES
                     -------------------
FEE CATEGORY           2004       2003
------------         ---------  --------
Audit fees           $ 116,000  $ 92,000
Audit-related fees       4,000     1,000
Tax fees               100,000    50,000
                     ---------  --------
         Total fees  $ 219,000  $143,000
                     =========  ========

      Audit Fees: Audit fees were for professional services rendered for the audit of our annual financial statements, the review of quarterly financial statements and the preparation of statutory and regulatory filings.

      Audit-Related Fees: Audit-related fees were for professional services rendered in connection with employee benefit plan audits, accounting consultations, due diligence and audits in connection with acquisitions.

      Tax Fees: Tax fees consist of fees billed for professional services for tax compliance, tax planning and tax advice. These services include assistance regarding federal, state and international tax compliance and planning, tax audit defense, and mergers and acquisitions.

      The audit committee considered and determined that the provision of non-audit services provided by Deloitte & Touche is compatible with maintaining the firm's independence.

PRE-APPROVAL POLICIES AND PROCEDURES

      At present, our audit committee approves each engagement for audit and non-audit services before we engage Deloitte & Touche to provide those services.

      Our audit committee has not established any pre-approval policies or procedures that would allow our management to engage Deloitte & Touche to provide any specified services with only an obligation to notify the audit committee of the engagement for those services. None of the services provided by Deloitte & Touche for fiscal 2004 was obtained in reliance on the waiver of the pre-approval requirement afforded in SEC regulations.

      SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers, directors and persons who beneficially own more than 10% of a registered class of our common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission, or SEC. Officers, directors and ten-percent-stockholders are charged by the SEC to furnish us with copies of all Section 16(a) forms they file.

      Based solely upon a review of Forms 3, 4 and 5 and amendments to those forms furnished to us during fiscal 2004, and, if applicable, written representations that a Form 5 was not required, we believe that all Section 16(a) filing requirements applicable to our officers, directors and ten-percent-stockholders were fulfilled in a timely manner.

                             SOLICITATION OF PROXIES

      We are soliciting proxies in the enclosed form and paying the cost of the solicitation. In addition to the use of the mails, we may solicit proxies personally or by telephone or telegraph using the services of our directors, officers and regular employees at nominal cost. We will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for expenses incurred in sending proxy material to beneficial owners of our common stock.

                STOCKHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING

      In order to be eligible for inclusion in our proxy statement and form of proxy for the annual meeting scheduled to be held in 2006, stockholder proposals must comply with SEC Rule 14a-8 and any other applicable rules and must be delivered to our principal executive offices at least 120 days prior to the anniversary date of mailing of this proxy statement. This proxy statement was sent on or about March 9, 2005, so the date by which proposals are required to be received under Rule 14a-8 will be November 9, 2005.

      Section 3.7 of our by-laws requires that a stockholder who wishes to bring an item of business before the annual meeting must provide notice of such item of business to us at our principal executive offices not less than 90 days before the date for such meeting. We currently anticipate that next year's annual meeting will take place at approximately the same time of the year, or on or about April 12, 2006. In that case, the deadline for submission of notice will be January 12, 2006. Section 4.5 of our by-laws imposes the same deadline on the nomination by a stockholder of a candidate for election to the board of directors. For a meeting scheduled on April 12, 2006, any proposal or nomination submitted after January 12, 2006 will be untimely. Our by-laws contain a number of other substantive and procedural requirements which should be reviewed by any interested stockholder. Finally, SEC rules require us to disclose in our proxy materials certain information about candidates for nomination to the board who are recommended by a stockholder or group of stockholders owning more than 5% of our common stock. The deadline for notice to us of such a recommendation is 120 days prior to the anniversary date of mailing of this proxy statement, or November 9, 2005.

                                 OTHER BUSINESS

      Action may be taken on the business to be transacted at the meeting on the date provided in the notice of the annual meeting or at any adjournments thereto. As of the date of this proxy statement, management does not know of any other matters to be presented at the meeting. If, however, other matters properly come before the meeting, the holders of the proxies have discretion to vote in accordance with their best judgment.

                            AVAILABILITY OF FORM 10-K

      We are providing, without charge, to each person solicited by this proxy statement a copy of our annual report on Form 10-K for the fiscal year ended October 31, 2004, including our financial statements but excluding the exhibits to the Form 10-K. The Form 10-K includes a list of the exhibits that were filed with it, and we will furnish a copy of any such exhibit to any person who requests it upon the payment of our reasonable expenses in providing the requested exhibit. For further information, contact Bruce S. MacDonald, chief financial officer, Vermont Pure Holdings, Ltd., 45 Krupp Drive, P.O. Box 536, Williston, Vermont 05495, telephone 802-860-1126. Our annual report on Form 10-K and our other filings with the SEC, including the exhibits, are also available for free on our website (http://www.vermontpure.com) and the SEC's website (http://www.sec.gov).

                      VERMONT PURE HOLDINGS, LTD. - PROXY

                       SOLICITED BY THE BOARD OF DIRECTORS
               FOR THE ANNUAL MEETING TO BE HELD ON APRIL 13, 2005

      The undersigned Stockholder(s) of VERMONT PURE HOLDINGS, LTD., a Delaware corporation ("Company"), hereby appoints Timothy G. Fallon and Peter K. Baker, or either of them, with full power of substitution and to act without the other, as the agents, attorneys and proxies of the undersigned, to vote the shares of stock held by the undersigned or which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held on April 13, 2005 and at all adjournments thereof. This proxy will be voted in accordance with the instructions given on the reverse and in the discretion of the proxies upon all other matters that may properly come before the Meeting. IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR ALL OF THE FOLLOWING PROPOSALS.

      The undersigned hereby revokes all proxies, if any, hitherto given by him to others for said Meeting.

                  (CONTINUED, AND TO BE SIGNED, ON OTHER SIDE.)

                         PLEASE DATE, SIGN AND MAIL YOUR

                      PROXY CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF STOCKHOLDERS

                           VERMONT PURE HOLDINGS, LTD.

                                 APRIL 13, 2005

                 PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED

A   [X] Please mark your
        votes as in this
        example

1.    Election of the following directors:

      Henry E. Baker                                      Carol R. Lintz
      John B. Baker                                       David R. Preston
      Peter K. Baker                                      Ross S. Rapaport
      Phillip Davidowitz                                  Norman E. Rickard
      Timothy G. Fallon                                   Beat Schlagenhauf
      Robert C. Getchell

      [ ] FOR all nominees listed above except as marked to the contrary below.

      [ ] WITHHOLD AUTHORITY to vote for all nominees listed above.

      INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name in the space below.

      ---------------------------------------

2. In their discretion, the proxies are authorized to vote upon such other business as may come before the meeting or any adjournment thereof.

      I PLAN ON ATTENDING THE ANNUAL MEETING [ ]

      Signature __________________________
      Signature if held jointly ___________________________ Dated
      ______________, 2005

NOTE: Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.